EXHIBIT 23.3


                [LETTERHEAD OF HJ ASSOCIATES & CONSULTANTS, LLP]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Warp 9, Inc.
(formerly Roaming Messenger, Inc.)
Santa Barbara, California

We hereby consent to the incorporation in this Registration Statement No. 333-131326 of Warp 9, Inc. on Post-Effective Amendment No. 1 to Form SB-2, of our report dated September 27, 2006, included in and incorporated by reference in the Annual Report on Form 10-KSB of Warp 9, Inc. for the year ended June 30, 2006, and to all references tour firm included in this Registration Statement.


/s/ HJ Associates & Consultants, LLP

HJ Associates & Consultants, LLP
Salt Lake City, Utah
March 8, 2007